SHAREHOLDER RECONCILIATION                                             EXHIBIT 4

BEFORE MERGER ESI:                        BEFORE MERGER MPI:                      AFTER MERGER MI:
                                                                                AS PRESENTED TO NASD:
SHAREHOLDER NAME       SHARES             SHAREHOLDER NAME        SHARES          SHAREHOLDER NAME                        SHARES
----------------      -------           ---------------------     ------        ---------------------                    -------
John H. Picken         581561           Michael J. Troup             336        William J. Breslin              MPI       100000
Timothy Harvey         337500           Harold Faske                 124        Capital Formation Trust                    50000
Lykle Kuipers          510475           Robert Moody                  19        Capital Strategies Group                   50000
Jack Powell            517764           David Walbert                171        John Picken                               462561
Michael Moinichen      337500           Simray                       350        Harry Gelbard                   MPI       250000
James T. Nordvik        75000                                       ----        Timothy Harvey                            337500
Wallace Norman         337500           total shares:               1000        Lykle Kuipers                   MPI       260475
Norman Olson           337500                                       ----        John P Kelleter                 MPI       500000
David Paul             337500                                                   Microbest, Inc.                 MPI      1550000
Albert Peterson           675                                                   Jack Powell                               492799
Art Price                 675                                                   Michael Moinichen                         337500
James Smerdon             675                                                   James T. Nordvik                           75000
James Thomas           253125                                                   Wallace Norman                            337500
Robert Van Hoef           675                                                   Norman Olson                              337500
Windsor Knight           5625                                                   David Paul                                337500
Jon Yoder              337500                                                   Performance Financial           MPI       297590
                      -------                                                   Albert Peterson                              675
total shares:         3971250                                                   Art Price                                    675
                      -------                                                   James Smerdon                                675
                                                                                James Thomas                              253125
                                                                                Michael J. Troup Trust (MPI)    MPI      4999500
                                                                                Robert Van Hoef                              675
                                                                                Baldescu Victor                 MPI       250000
                                                                                Mark Wiener                     MPI       250000
                                                                                Windsor Knight                              2500
                                                                                Jon Yoder                                 337500
                                                                                                                        --------
                                                                                                                        11871250
                                                                                                                        --------
   AFTER MERGER MI:                                          TOTAL
AFTER NASD  ADJUSTMENT:                                       MPI
   SHAREHOLDER NAME                         SHARES           SHARES
-----------------------                    -------          -------
William J. Breslin                MPI            0                0
Capital Formation Trust                      50000                0
Capital Strategies Group                         0                0
John Picken                                 462561                0
Harry Gelbard                     MPI       250000           250000
Timothy Harvey                              337500                0
Lykle Kuipers                     MPI       260475           260475
John P Kelleter                   MPI       250000           250000
Microbest, Inc.                   MPI            0                0
Jack Powell                                 492799                0
Michael Moinichen                           337500                0
James T. Nordvik                             75000                0
Wallace Norman                              337500                0
Norman Olson                                337500                0
David Paul                                  337500                0
Performance Financial             MPI       297590           297590
Albert Peterson                                675                0
Art Price                                      675                0
James Smerdon                                  675                0
James Thomas                                253125                0
Michael J. Troup Trust (MPI)      MPI      3000000          3000000
Robert Van Hoef                                675                0
Baldescu Victor                   MPI       250000           250000
Mark Wiener                       MPI       250000           250000
Windsor Knight                                2500                0
Jon Yoder                                   337500                0
                                           -------          -------
                                           7921750          4558065
                                           -------          -------
                                                                58%

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